UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 18, 2017

Biolase, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-19627	87-0442441
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4 Cromwell, Irvine, California		92618
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	949-361-1200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure set forth in Item 5.03 below is hereby incorporated into this Item 3.03 by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Elimination

On April 18, 2017, Biolase, Inc. (the "Company") filed a Certificate of Elimination of Biolase, Inc. (the "Certificate of Elimination") with the Secretary of State of the State of Delaware to eliminate from the Company’s certificate of incorporation all references to its Series C Participating Convertible Preferred Stock ("Series C Preferred Stock"). As previously disclosed, all shares of Series C Preferred Stock converted into shares of the Company’s common stock, par value $0.001 per share ("Common Stock"), on September 30, 2016, and there are no shares of Series C Preferred Stock outstanding.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Elimination, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Certificate of Designations

On April 18, 2017, the Company completed its previously announced private placement of an aggregate of 80,644 shares of its Series D Participating Convertible Preferred Stock, par value $0.001 per share ("Series D Preferred Stock"), and warrants to purchase up to an aggregate of 3,925,871 shares of Common Stock. In connection therewith, on April 18, 2017, the Company filed the Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of Biolase, Inc. (the "Certificate of Designations") with the Secretary of State of the State of Delaware to establish the terms, rights, obligations and preferences of the Series D Preferred Stock. The Certificate of Designations became effective upon the filing with the Secretary of State of the State of Delaware. The number of shares of Series D Preferred Stock designated is 100,000, and each share of Series D Preferred Stock has a stated value equal to $124.00.

The Series D Preferred Stock is non-voting, except to the extent required by law. However, without the consent of holders of at least a majority of the then outstanding shares of Series D Preferred Stock, the Company may not: (i) amend or repeal the Certificate of Designations or the Company’s certificate of incorporation or bylaws in any manner that adversely affects the rights, preferences, privileges or the restrictions provided for the benefit of the Series D Preferred Stock; (ii) reclassify or amend any of the Company’s securities in a manner that adversely affects the designations, preferences, powers and/or relative participating, optional or other special rights, or the restrictions provided for the benefit, of the Series D Preferred Stock; (iii) authorize, issue or sell any (A) class or series of capital stock (including shares of treasury stock) that would be classified as senior to or pari passu with the Series D Preferred Stock or (B) rights, options, warrants or other securities (including debt securities) convertible into or exercisable or exchangeable for capital stock or any equity security or having any other equity feature, in each case, that would be classified as either senior to or pari passu with the Series D Preferred Stock; (iv) enter into any agreement or other obligation which by its terms restricts the Company’s ability to perform its obligations under the Certificate of Designations; (v) purchase or redeem or pay or declare any dividend on any shares of the Company’s capital stock, other than redemptions of or dividends on the Series D Preferred Stock or dividends in which holders of the Series D Preferred Stock are entitled to participate; or (vi) enter into any agreement to do any of the foregoing that is not expressly made conditional on obtaining the consent of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock.
Beginning on January 1, 2018 and continuing up to the conversion of the Series D Preferred Stock, each share of Series D Preferred Stock carries a cumulative quarterly dividend, payable in additional shares of Series D Preferred Stock, at an initial quarterly rate of 2.0% of $124.00 plus all accrued but unpaid dividends thereon, which rate will increase by 2.0% quarterly, subject to a maximum rate of 17% per annum. If the Board declares a dividend payable upon the Common Stock, whether in cash, in kind or in other securities or property, the holders of the outstanding shares of Series D Preferred Stock are entitled to the amount of dividends as would be payable in respect of the number of shares of Common Stock into which the shares of Series D Preferred Stock could be converted, without regard to any restrictions on conversion.

The Series D Preferred Stock ranks senior to the Common Stock with respect to distributions upon the Company’s deemed dissolution, liquidation or winding-up and has a per share liquidation preference equal to the greater of (i) $124.00 plus all accrued but unpaid dividends thereon and (ii) such amount as would be payable if such shares were converted into Common Stock immediately prior to such dissolution, liquidation or winding-up.
Each share of Series D Preferred Stock will be automatically converted upon obtaining the Requisite Stockholder Approval (as defined in the Certificate of Designations). The number of shares of Common Stock into which each share of Series D Preferred Stock is initially convertible is equal to the number obtained dividing (i) the sum of $124.00 and the amount of any accrued but unpaid dividends thereon by (ii) $1.24, subject to customary anti-dilution adjustments. This reflects an initial conversion rate of 100 shares of Common Stock for each share of Series D Preferred Stock.

At any time on or after April 18, 2018, the holders of at least a majority of the then outstanding shares of Series D Preferred Stock may elect to have the Company redeem all or any portion of the Series D Preferred Stock held by such holder at a price per share equal to $124.00 plus the amount of any accrued but unpaid dividends thereon.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designations, a copy of which is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
The following is a list of the exhibits filed herewith.

Exhibit Number Description

3.1 Certificate of Elimination of Biolase, Inc.

3.2 Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of Biolase, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolase, Inc.

April 20, 2017	By:	/s/ Mark J. Nelson

Name: Mark J. Nelson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Certificate of Elimination of Biolase, Inc.
3.2	Certificate of Designations, Preferences and Rights of Series D Participating Convertible Preferred Stock of Biolase, Inc.